Exhibit 99.2

Contacts:
Methes Energies International Ltd.
Michel G. Laporte, Chairman and CEO
702-932-9964

FOR IMMEDIATE RELEASE

METHES ENERGIES ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

LAS VEGAS, NV, May 21, 2014 -- Methes Energies International Ltd. (NASDAQ: MEIL), a renewable energy company that produces and sells biodiesel fuel and biodiesel processing equipment, today announced the pricing of its previously announced underwritten public offering.  The Company is offering 2,500,000 registered shares of its common stock, par value $0.001 per share, at a price to the public of $2.00 per share. In connection with the offering, the Company has also granted the underwriter a 30-day option to purchase up to an additional 375,000 shares of common stock from the Company to cover over-allotments, if any.

The Company intends to use the net proceeds of the offering primarily to perform the preparatory work necessary to increase the production capacity and for other improvements at its Sombra plant, and for working capital and general corporate purposes.  The offering is expected to settle and close on May 27, 2014, subject to the satisfaction or waiver of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB: NHLD), is acting as sole book-running manager for the offering.  The Company is offering these securities pursuant to its existing shelf registration statement (File No. 333-195271), including a base prospectus, as declared effective by the Securities and Exchange Commission (the “SEC”) on May 14, 2014.

A final prospectus supplement describing the terms of the offering will be filed with the SEC. Any offer will be made only by means of a prospectus supplement and accompanying base prospectus forming a part of the effective registration statement. Before investing, you should read the prospectus supplement and the accompanying base prospectus, and other documents that the Company has filed or will file with the SEC, for information about the Company and this offering.  Copies of the prospectus supplement and the accompanying base prospectus may be obtained, when available, by contacting the book-running manager at the following address:

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National Securities Corporation
410 Park Ave, 14th Floor
New York, NY 10022
Attn: Kim Addarich
Telephone: (212)-417-8164
Email: prospectusrequest@nationalsecurities.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Methes Energies International Ltd., and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Methes Energies International Ltd.

Methes Energies International Ltd. is a renewable energy company that offers a variety of products and services to biodiesel fuel producers. Methes also offers biodiesel processors that are unique, truly compact, fully automated state-of-the-art and continuous flow that can run on a wide variety of feedstocks. Methes markets and sells biodiesel fuel produced at its showcase production facility in Mississauga, Ontario, Canada, and at its 13 MGY facility in Sombra, Ontario, to customers in the U.S. and Canada, as well as providing multiple biodiesel fuel solutions to its clientele.  Among its services are selling commodities to its network of biodiesel producers, selling their biodiesel production and providing clients with proprietary software to operate and control their processors.  Methes also remotely monitors the quality and characteristics of its clients' production, upgrades and repairs their processors and advises clients on adjusting their processes to use varying feedstock to improve the quality of their biodiesel. For more information, please visit www.methes.com.

Forward-looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the  year ended November 30, 2013, filed on February 25, 2014, as amended, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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